Filed Pursuant to Rule 424(b)(3)
Registration No. 333-219640

PROSPECTUS

25,408,031 Shares

Common Stock

This prospectus relates to the resale or other disposition from time to time of up to 25,408,031 shares of our common stock held by the selling stockholders named in this prospectus. The selling stockholders are former holders of our preferred stock and originally acquired the shares of our common stock included in this prospectus (i) through several private placements or secondary sales of our preferred stock or convertible debt securities prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in our initial public offering at the public offering price in such offering, each as more fully described in the section titled “Prospectus Summary—The Offering” on page 2. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by a selling stockholder. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ADRO.” On August 8, 2017, the last reported sales price of our common stock was $12.30 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2017.

ABOUT THIS PROSPECTUS

We have not, and the selling stockholders have not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Aduro,” “the company,” “we,” “us,” “our” and similar references refer to Aduro Biotech, Inc. and its consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Aduro Biotech, Inc.

Overview

We are an immunotherapy company focused on the discovery, development and commercialization of therapies that transform the treatment of challenging diseases, including cancer. We believe our three technology platforms are uniquely positioned to recruit and direct the immune system by activating cancer-fighting immune cells and inhibiting immune suppressive cells known to allow tumor growth. Product candidates from our LADD, or Live, Attenuated, Double-Deleted Listeria monocytogenes, STING Pathway Activator, and B-select monoclonal antibody platforms are designed to stimulate and/or regulate innate and adaptive immune responses, either as single agents or in combination with conventional therapies (i.e. chemotherapy and radiation) as well as other novel immunotherapies. Our diverse technology platforms have led to a strong pipeline of clinical and preclinical candidates, which are being developed for a number of cancer indications. Additionally, our platforms have the potential to generate product candidates that address other therapeutic areas, such as autoimmune and infectious diseases.

Immuno-oncology is an emerging field of cancer therapy that aims to activate the immune system in the tumor microenvironment to create and enhance anti-tumor immune responses, as well as to overcome the immuno-suppressive mechanisms that cancer cells have developed against the immune system. Recent developments in the field of immuno-oncology, including checkpoint inhibitors—therapies which work to remove suppression mechanisms that prevent an immune response against cancer cells—have shown the potential to provide efficacy and extended survival, even in cancers where conventional therapies, such as surgery, chemotherapy and radiotherapy, have failed. The immunotherapy field is rapidly advancing with new immuno-oncology combinations that focus on strengthening therapeutic efficacy in a wide range of cancers. We intend to pursue a broad strategy of combining our technology platforms with conventional and novel immuno-oncology therapies, based on their mechanisms of action, safety profiles and versatility.

Our LADD technology platform is based on proprietary attenuated strains of Listeria that have been engineered to express tumor-associated antigens to induce specific and targeted immune responses. This platform is being developed as a treatment for multiple indications, including mesothelioma, ovarian, gastric, lung and prostate cancers. Additionally, a personalized form of LADD, or pLADD, is being developed utilizing tumor neoantigens that are specific to an individual patient’s tumor.

Our STING Pathway Activator platform is designed to activate the intracellular Stimulator of Interferon Genes, or STING receptor, resulting in a potent tumor-specific immune response. ADU-S100 is the first STING Pathway Activator compound to enter the clinic and is currently being evaluated in a Phase 1 study in patients with cutaneously accessible metastatic solid tumors or lymphomas.

Our B-select monoclonal antibody platform includes a proprietary ultra-selective functional screening process to identify antibodies with unique binding properties against a broad range of targets that can modulate the innate and adaptive arms of the immune system. The B-select platform has delivered a number of immune modulating assets currently in research and preclinical development.

We are collaborating with leading global pharmaceutical companies to expand our products and technology platforms.

We have intellectual property protection on our LADD, STING and B-select technology platforms and each of our product candidates, some of which we believe can be maintained into the 2030s.

Company Information

We were incorporated in California as Oncologic, Inc. in 2000. In 2008, we merged with Triton BioSystems, Inc. and subsequently changed our name to Aduro Biotech, Inc. in 2009. In June 2011, we reincorporated as a Delaware corporation. Our principal executive offices are located at 740 Heinz Avenue, Berkeley, California 94710 and our telephone number is (510) 848-4400. Our website address is www.aduro.com. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 25,408,031 shares of common stock. Our common stock is currently listed on The NASDAQ Global Select Market under the symbol “ADRO.” We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued in offerings described below. Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Between 2011 and 2014 the selling stockholders purchased shares of our Series B convertible preferred stock, our Series C convertible preferred stock and Series D convertible preferred stock, along with warrants exercisable for shares of common stock and Series B convertible preferred stock, in private financings or private secondary transactions. All shares of convertible preferred stock outstanding immediately before our initial public offering were converted into shares of common stock upon the closing of the initial public offering, which occurred in April 2015. In addition, one of the selling stockholders purchased certain shares of our common stock in our initial public offering at the public offering price.

In connection with our December 2014 private financing, we entered into an amended and restated investor rights agreement with investors, including the selling stockholders, or the investor rights agreement. Under the investor rights agreement, the selling stockholders have exercised their demand right and caused us to file a registration statement covering their shares of common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any prospectus supplement hereto. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements include, but are not limited to, statements about:

•	our ability to fund our working capital needs, including our estimates regarding the sufficiency of our cash resources and our need for additional funding;

•	our ability to develop and commercialize our product candidates;

•	our ability to use and expand our technology platforms to build a pipeline of product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do;

•	the potential benefits of our acquisition of Aduro Biotech Europe, Holding B.V., our wholly-owned subsidiary known as Aduro Biotech Europe;

•	our ability to retain and attract key personnel;

•	our ability to obtain and adequately protect intellectual property rights for our product candidates; and

•	expected timing of our clinical results.

All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein, and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders pursuant to this prospectus.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The selling stockholders are former holders of our preferred stock and originally acquired the shares of our common stock included in this prospectus (i) through several private placements or secondary sales of our preferred stock or convertible debt securities or warrants prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in our initial public offering at the public offering price in such offering, each as more fully described in the section titled “Prospectus Summary—The Offering” above. This prospectus relates to the possible resale by the selling stockholders of any or all of such shares held by them. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Certain of the selling stockholders have a position, office or material relationship with us. Each such material relationship is described below.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders, based in part on information provided to us by the selling stockholders.

The “Shares of Common Stock Beneficially Owned Prior to Offering” column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock as of June 30, 2017, which includes the outstanding shares of common stock offered by this prospectus.

The “Number of Shares Being Offered” column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The “Shares of Common Stock Beneficially Owned After Offering” columns assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may offer and sell all or part of the common stock covered by this prospectus, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholders after the completion of this offering. Information about the selling stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements or, if required, in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Security Holder	Number	Percent		Number	Percent
Morningside Venture (VI) Investments Limited and Ultimate Keen Limited(1)	25,408,031	34.5%	25,408,031	—	—

(1)	Consists of (a) 19,805,532 shares held by Morningside Venture (VI) Investments Limited (“MVIL”) and (b) 5,602,499 shares held by Ultimate Keen Limited (“UKL”), which were acquired from MVIL. Yuk Lan Wong and Louise Mary Garbarino, the directors of MVIL, share voting and dispositive control over the shares held by MVIL. The address of MVIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. Raymond Long Sing Tang and Jill Marie Franklin, the directors of UKL share voting and dispositive control over the shares held by UKL. The address of UKL is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Material Relationships with Certain Selling Stockholders

The selling stockholders, MVIL and UKL, beneficially own 34.5% of our outstanding common stock as of June 30, 2017. In 2011 and 2014 respectively, Stephanie Monaghan O’Brien and Dr. Gerald Chan were elected to serve on our Board of Directors as members designated by MVIL.

In December 2014, we entered into a Series D convertible preferred stock purchase agreement, pursuant to which we issued and sold shares of our Series D convertible preferred stock for $2.70 per share, which we refer to as our Series D Preferred Stock Financing. MVIL purchased 2,774,798 shares of Series D convertible preferred stock for an aggregate purchase price of $7.5 million. Each share of Series D convertible preferred stock was converted into 0.72 of a share of our common stock upon the closing of our initial public offering. In connection with the Series D Preferred Stock Financing, we entered into (i) an amended and restated voting agreement with respect to the election of our directors and certain other matters, (ii) an amended and restated right of first refusal and co-sale agreement, which provided the holders of preferred stock a right of purchase and a right of co-sale in respect of sales of securities by certain holders of our common stock and preferred stock, and (iii) the investor rights agreement, pursuant to which the holders of common stock issuable upon conversion of our preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. The amended and restated voting agreement and amended and restated right of first refusal and co-sale agreement terminated upon the closing of our initial public offering.

In addition, MVIL purchased 441,176 shares of our common stock in our initial public offering at the public offering price of $17.00 per share.

We have also entered into indemnification agreements with each of our directors and executive officers, including Dr. Chan and Ms. O’Brien.

Except as described above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The term “selling stockholder” includes pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the common stock being offered hereby was passed upon by Cooley LLP. As of the date of this prospectus, attorneys with Cooley LLP participating in the preparation of this prospectus and the related Registration Statement on Form S-3 beneficially own shares of our common stock representing less than 0.012% of our outstanding common stock as of June 30, 2017.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on July 24, 2017 (as amended, the “2016 Form 10-K”);

•	the information specifically incorporated by reference into the 2016 Form 10-K from our definitive proxy statement relating to our 2017 annual meeting of stockholders, which was filed with the SEC on April 21, 2017;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC on May 2, 2017, as amended by Amendment No. 1 to Form 10-Q, filed with the SEC on July 24, 2017;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed with the SEC on August 2, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2017 and June 12, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 10, 2015, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests for such copies should be directed to us at the following address:

Aduro Biotech, Inc.

740 Heinz Avenue

Berkeley, California 94710

Attn: Investor Relations

(510) 848-4400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.